SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form N-1A

                          REGISTRATION STATEMENT UNDER

                       THE INVESTMENT COMPANY ACT OF 1940
                                 AMENDMENT NO. 9

                                File No. 811-7399

                                   WORLD TRUST
               (Exact Name of Registrant as Specified in Charter)


                 200 AXP Financial Center, Minneapolis, MN 55474
               (Address of Principal Executive Offices) (Zip Code)

          Registrant's Telephone Number, including Area Code: 612-671-2772
                                  Leslie L. Ogg
         901 S. Marquette Avenue Suite 2810, Minneapolis, MN 55402-3268

                     (Name and Address of Agent for Service)

Information about Emerging Markets Portfolio is incorporated by reference to AXP Emerging Markets Fund, a series of AXP Global Series, Inc. Registration Statement No. 33-25824, Post-Effective Amendment No. 36 (the Feeder Fund Filing), filed electronically on or about December 20, 2001.

Information about World Growth Portfolio is incorporated by reference to AXP Global Growth Fund, a series of AXP Global Series, Inc. Registration Statement No. 33-25824, Post-Effective Amendment No. 36, (the Feeder Fund Filing), filed electronically on or about December 20, 2001.

Information about World Income Portfolio is incorporated by reference to AXP Global Bond Fund, a series of AXP Global Series, Inc. Registration Statement No. 33-25824, Post-Effective Amendment No. 36 (the Feeder Fund Filing), filed electronically on or about December 20, 2001.

Information about World Technologies Portfolio is incorporated by reference to AXP Innovations Fund, a series of AXP Global Series, Inc. Registration Statement No. 33-25824, Post-Effective Amendment No. 36 (the Feeder Fund Filing), filed electronically on or about December 20, 2001.

As used in this document, "the Portfolio" refers to each portfolio of the Trust.

                                     PART A

Items 1-3:

Responses to Items 1 through 3 have been omitted pursuant to Paragraph 2(b) of Section B of the General Instructions to Form N-1A.

Item 4:

Please refer to Part A and Part B of the Feeder Fund Filing.

Item 5:

Response  to  this  item  has  been  omitted   pursuant  to  Form  N-1A  General
Instructions, Section B, Paragraph 2(b).

Item 6:

Please refer to Part A of the Feeder Fund Filing.

Item 7:

Net asset value (NAV) is the total value of the Portfolio's investments and other assets less any liabilities. Each unit has a value of $1.00. The Portfolio is deemed to have outstanding the number of units equal to its NAV and each unitholder is deemed to hold the number of units equal to its proportionate investment in the Portfolio. NAV is calculated at the close of business, normally 3 p.m. Central time, each business day (any day the New York Stock Exchange is open).

Redemptions are processed on any date on which the Portfolio is open for business and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in good form.

Payment for redeemed units will be made promptly, but in no event later than seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the Investment Company Act of 1940, as amended (the 1940 Act). The Portfolio reserves the right upon 30-days' written notice to redeem, at net asset value, the units of any unitholder whose account has a value of less than $100,000 as a result of voluntary redemptions. Redemptions are taxable events, and the amount received upon redemption may be more or less than the amount paid for the units depending upon the fluctuations in the market value of the assets owned by the Portfolio.

The Portfolio's units are not registered under the Securities Act of 1933, as amended (the 1933) Act and may not be sold publicly. Instead, units are offered pursuant to exemptions from the 1933 Act in private transactions.

Units are offered only to other investment companies and certain institutional investors. All units are sold without a sales charge. All investments in the Portfolio are credited to the unitholder's account in the form of full and fractional units of the Portfolio (rounded to the nearest 1/1000 of a unit). The Portfolio does not issue stock certificates.

There is no minimum amount for initial or subsequent investments in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

The Portfolio is identified as a partnership for tax purposes and is not subject to any federal income tax. However, each unitholder in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain pursuant to the rules governing the unitholders. The determination of each unitholder's share will be made in accordance with the Internal Revenue Code of 1986, as amended (the
Code), regulations promulgated thereunder and the Declaration of Trust.

It is intended that the Portfolio's assets, income and distributions will be managed to satisfy the requirements of Subchapter M of the Code assuming that a unitholder invests all its assets in the Portfolio.

There are tax issues that are relevant to unitholders who purchase units with assets rather than cash. Such purchases will not be taxable provided certain requirements are met. Unitholders are advised to consult their own tax advisors about the tax consequences of investing in the Portfolio.

Please also refer to the response given to Items 8 and 18.

Item 8:

Not applicable.

Item 9:

Response  to  this  item  has  been  omitted   pursuant  to  Form  N-1A  General
Instructions, Section B, Paragraph 2(b).

                                     PART B

Item 10:

Units in the Portfolio are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, common or commingled trust funds or similar organizations or entities that are accredited investors within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act. Organizations or entities that become holders of units of beneficial interest of the Trust are referred to as unitholders.

Item 11:

World Trust (the Trust) is an open-end management investment company organized as a Massachusetts business trust on Oct. 2, 1995. The Trust consists of four series: Emerging Markets Portfolio, World Growth Portfolio, World Income Portfolio and World Technologies Portfolio.

Item 12:

Please refer to Part B of the Feeder Fund Filing and the response given to Item 11.

Item 13:

The Trust has a board of trustees (the board) that has primary responsibility for the overall management of the Trust. It elects officers and retains service providers to carry out day-to-day operations.

Please refer to Part B of the Feeder Fund Filing.

Item 14:

As of 30 days prior to the date of this filing, the following entities held more than 5% of the outstanding units of the Portfolios:

Portfolio                Unitholder                    Percentage of ownership

Emerging Markets         AXP Emerging Markets Fund              99.97%

World Growth             AXP Global Growth Fund                 99.99%

World Income             AXP Global Bond Fund                   99.98%

World Technologies       AXP Innovations Fund                   99.99%


Item 15:

Please refer to Part B of the Feeder Fund Filing.

Transfer Agency and Administrative Services Agreement

The Trust, on behalf of the Portfolio, has a Transfer Agency and Administrative Services Agreement with American Express Client Service Corporation. This Agreement governs the responsibility for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing unitholder account administration agent functions in connection with the issuance, exchange and redemption or repurchase of the Portfolio's units. The fee is determined by multiplying the number of unitholder accounts at the end of the day by a rate of $1 per year and dividing by the number of days in that year.

Placement Agent Agreement

American Express Financial Advisors Inc. (the Placement Agent), a wholly-owned subsidiary of American Express Financial Corporation (the Advisor), serves as the Placement Agent for the Trust. The Placement Agent is located at 200 AXP Financial Center, Minneapolis, MN 55474.

Custodian

American Express Trust Company (Custodian) serves as custodian for the Trust. The Custodian is located at 200 AXP Financial Center, Minneapolis, MN 55474. The Custodian is permitted to deposit some or all of its securities in central depository systems as allowed by federal law. For its services, the Portfolio pays the custodian a maintenance charge and a charge per transaction in addition to reimbursing the custodian's out-of-pocket expenses.

Item 16:

Please refer to Part B of the Feeder Fund Filing.

Item 17:

The Declaration of Trust authorizes the issuance of units of beneficial interest in the Trust without par value. Each unit of the Portfolio has one vote and shares equally in dividends and distributions, when and if declared by the board, and in the Portfolio's net assets upon liquidation. All units, when issued, are fully paid and non-assessable. There are no preemptive, conversion or exchange rights.

The board may classify or reclassify any unissued units of the Trust into units of any series by setting or changing in any one or more respect, from time to time, prior to the issuance of such units, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, or qualifications, of such units. Any such classification or reclassification will comply with the provisions of the 1940 Act.

The overall management of the business of the Portfolio is vested with the board members. The board members approve all significant agreements between the Portfolio and persons or companies furnishing services to the Portfolio. The day-to-day operations of the Portfolio are delegated to the officers of the Trust subject to the investment objective and policies of the Portfolio, the general supervision of the board members and the applicable laws of the Commonwealth of Massachusetts.

Generally, there will not be annual meetings of unitholders. Unitholders may remove board members from office by votes cast at a meeting of unitholders or by written consent.

Under Massachusetts law, unitholders could, under certain circumstances, be held liable for the obligations of the Trust. However, the Declaration of Trust disclaims unitholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust. The Declaration of Trust provides for indemnification out of the Trust property for all loss and expense of any unitholder of the Trust held liable on account of being or having been a unitholder. Thus, the risk of a unitholder incurring financial loss on account of unitholder liability is limited to circumstances in which the Trust would be unable to meet its obligations wherein the complaining party was held not to be bound by the disclaimer.

The Declaration of Trust further provides that the board members will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a board member against any liability to which the board member would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involving the conduct of his or her office. The Declaration of Trust provides for indemnification by the Trust of the board members and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust unitholders to which he or she would otherwise be subjected by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust also authorizes the purchase of liability insurance on behalf of board members and officers.

Item 18:

The information in response to this item is provided in addition to information provided in Item 7 in Part A.

Redeeming Units

Unitholders have a right to redeem units at any time.

During an emergency, the board can suspend the computation of net asset value, stop accepting payments for purchase of units or suspend the duty of the Portfolio to redeem units for more than seven days.
Such emergency situations would occur if:

`The New York Stock Exchange (the Exchange) closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or

`Disposal of the Portfolio's securities is not reasonably practicable or it is not reasonably practicable for the Portfolio to determine the fair value of its net assets, or

`The Securities and Exchange Commission (the SEC), under the provisions of the 1940 Act, as amended, declares a period of emergency to exist.

Should the Portfolio stop selling units, the board members may make a deduction from the value of the assets held by the Portfolio to cover the cost of future liquidations of the assets so as to distribute fairly these costs among all unitholders.

Redemptions By The Portfolio

The Portfolio reserves the right to redeem, involuntarily, the units of any unitholder whose account has a value of less than a minimum amount but only where the value of such account has been reduced by voluntary redemption of units. Until further notice, it is the policy of the Portfolio not to exercise this right with respect to any unitholder whose account has a value of $100,000 or more. In any event, before the Portfolio redeems such units and sends the proceeds to the unitholder, it will notify the unitholder that the value of the units in the account is less than the minimum amount and allow the unitholder 30 days to make an additional investment in an amount which will increase the value of the accounts to at least $100,000.

Redemptions In Kind

The Trust has elected to be governed by Rule 18f-1 under the 1940 Act, which obligates the Portfolio to redeem units in cash, with respect to any one unitholder during any 90-day period, up to the lesser of $250,000 or 1% of the net assets of the Portfolio at the beginning of such period. Although redemptions in excess of this limitation would normally be paid in cash, the Portfolio reserves the right to make payments in whole or in part in securities or other assets in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing unitholders of the Trust as determined by the board. In such circumstances, the securities distributed would be valued as set forth in Item 7 of Part A. Should the Portfolio distribute securities, a unitholder may incur brokerage fees or other transaction costs in converting the securities to cash.

Despite its right to redeem units through a redemption-in-kind, the Portfolio does not expect to exercise this option unless that Portfolio has an unusually low level of cash to meet redemptions and/or is experiencing unusually strong demands for cash.

Valuing Portfolio Interests

The number of units held by each unitholder is equal to the value in dollars of that unitholder's interest in the Portfolio. The dollar value of a unitholder's interest in the Portfolio is determined by multiplying the unitholder's proportionate interest by the NAV of that Portfolio.

In determining net assets before unitholder transactions, the securities held by the Portfolio are valued as follows as of the close of business of the Exchange:

`Securities traded on a securities exchange for which a last-quoted sales price is readily available are valued at the last-quoted sales price on the exchange where such security is primarily traded.

`Securities traded on a securities exchange for which a last-quoted sales price is not readily available are valued at the mean of the closing bid and asked prices, looking first to the bid and asked prices on the exchange where the security is primarily traded and, if none exist, to the over-the-counter market.

`Securities included in the NASDAQ National Market System are valued at the last-quoted sales price in this market.

`Securities included in the NASDAQ National Market System for which a last-quoted sales price is not readily available, and other securities traded over-the-counter but not included in the NASDAQ National Market System are valued at the mean of the closing bid and asked prices.

`Futures and options traded on major exchanges are valued at the last-quoted sales price on their primary exchange.

`Foreign securities traded outside the United States are generally valued as of the time their trading is complete, which is usually different from the close of the Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the current rate of exchange. Occasionally, events affecting the value of such securities may occur between such times and the close of the Exchange that will not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the value of such securities occur during such period, these securities will be valued at their fair value according to procedures decided upon in good faith by the board.

`Short-term securities maturing more than 60 days from the valuation date are valued at the readily available market price or approximate market value based on current interest rates. Short-term securities maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

`Securities without a readily available market price and other assets are valued at fair value as determined in good faith by the board. The board is responsible for selecting methods it believes provide fair value. When possible, bonds are valued by a pricing service independent from the Portfolio. If a valuation of a bond is not available from a pricing service, the bond will be valued by a dealer knowledgeable about the bond if such a dealer is available.

Item 19:

The information in response to this item is provided in Item 7 of Part A.

Item 20:

The information in response to this item is provided in Item 15 of Part B.

Item 21:

Not applicable.

Item 22:

Please refer to the financial statements of the Portfolio in Part B of the Feeder Fund Filing.

PART C.       OTHER INFORMATION

Item 23. Exhibits

(a) Declaration of Trust, dated Oct. 2, 1995 filed electronically on or about Nov. 1, 1995 as Exhibit 1 to Registrant's initial Registration Statement No. 811-7399, is incorporated by reference.

(b) By-laws, effective April 11, 1996 and amended September 8, 1999 and January 11, 2001 is filed electronically herewith.

(c) Instruments Defining Rights of Security Holders: Purchase Agreement dated July 14, 2000 between World Trust and American Express Financial Corporation filed electronically as Exhibit (c) to Registrant's Post-Effective Amendment No. 8 filed on or about Dec. 20, 2000, is incorporated by reference.

(d)(1) Investment Management Services Agreement between World Trust, on behalf of World Growth Portfolio and World Income Portfolio, and American Express Financial Corporation, dated July 1, 1999, filed electronically as Exhibit (d)(1) to Registrant's Post-Effective Amendment No. 7 filed on or about Dec. 27, 1999 is incorporated by reference.

(d)(2) Investment Management Services Agreement between World Trust, on behalf of Emerging Markets Portfolio and World Technologies Portfolio, and American Express Financial Corporation dated July 1, 1999, filed electronically as Exhibit (d)(2) to Registrant's Post-Effective Amendment No. 7 filed on or about Dec. 27, 1999 is incorporated by reference.

(d)(3) Investment Advisory Agreement between American Express Financial Corporation and American Express Asset Management International Inc., dated Feb. 11, 1999, for Emerging Markets Portfolio and World Growth Portfolio filed as Exhibit (d)(6) to AXP Variable Portfolio - Investment Series, Inc.'s Post-Effective Amendment No. 37, Registration Statement No. 2-73115 filed on or about May 28, 1999, is incorporated by reference.

(d)(4) Addendum to Investment Advisory Agreement dated June 26, 2000 between American Express Financial Corporation and American Express Asset Management International Inc. for Emerging Markets Portfolio and World Growth Portfolio filed as Exhibit (d)(4) to AXP International Fund, Inc.'s Post-Effective Amendment No. 33, Registration Statement No. 2-92309 filed on or about December 21, 2000, is incorporated by reference.

(e)       Underwriting Contracts:  omitted pursuant to Form N-1A instructions.

(f)       Bonus or Profit Sharing Contracts:  Not Applicable.

(g)(1)    Custodian  Agreement  between  World  Trust on behalf of World  Growth
          Portfolio and World Income Portfolio and American Express Trust Company dated May 13, 1996, filed electronically as Exhibit (8)(a) to Registrant's Amendment No. 4, is incorporated by reference.

(g)(2) Custodian Agreement between World Trust, on behalf of Emerging Markets Portfolio and World Technologies Portfolio, and American Express Trust Company dated Nov. 13, 1996, filed electronically as Exhibit (8)(b) to Registrant's Amendment No. 4, is incorporated by reference.

(g)(3) Custodian Agreement Amendment between Growth and Income Trust and American Express Trust Company, dated October 9, 1997, filed electronically on or about November 26, 1997 as Exhibit (8)(c) to Growth and Income Trust's Amendment No. 4 to Registration Statement
          No. 811-7393 is incorporated by reference. Registrant's Custodian Agreement Amendments differ from the one incorporated by reference only by the fact that Registrant is one executing party.

(g)(4) Custodian Agreement dated May 13, 1999 between American Express Trust Company and the Bank of New York, is incorporated by reference to Exhibit (g)(3) to IDS Precious Metals Fund, Inc. Post-Effective Amendment No. 33 to Registration Statement No. 2-93745 filed on or about May 24, 1999.

(h)(1) Transfer Agency and Administrative Services Agreement between World Trust, on behalf of Emerging Markets Portfolio, World Growth Portfolio, World Income Portfolio and World Technologies Portfolio and American Express Client Service Corporation dated. Jan. 1, 1998 is incorporated by reference to Exhibit (h)(1) to Registrant's Amendment No. 6 filed on or about Dec. 30, 1998.

(h)(2) Placement Agent Agreement between World Trust, on behalf of World Growth Portfolio and World Income Portfolio, and American Express Financial Advisors Inc. dated May 13, 1996, filed electronically as Exhibit (9)(c) to Registrant's Amendment No. 4, is incorporated by reference.

(h)(3) Placement Agent Agreement between World Trust, on behalf of Emerging Markets Portfolio and World Technologies Portfolio, and American Express Financial Advisors Inc. dated Nov. 13, 1996, filed electronically as Exhibit (9)(d) to Registrant's Amendment No. 4, is incorporated by reference.

(h)(4) Conversion agreement between IDS Global Series, Inc. on behalf of IDS Global Bond Fund and World Trust dated May 13, 1996, filed electronically as Exhibit (9)(e) to Registrant's Amendment No. 4, is incorporated by reference.

(h)(5) Conversion agreement between IDS Global Series, Inc. on behalf of IDS Global Growth Fund and World Trust dated May 13, 1996, filed electronically as Exhibit (9)(f) to Registrant's Amendment No. 4, is incorporated by reference.

(h)(6) Purchase Agreement between World Trust and American Express Financial Corporation dated July 14, 2000, is filed electronically herewith.

(i)       Legal Opinion:  omitted pursuant to Form N-1A instructions.

(j)       Other Opinions:  omitted pursuant to Form N-1A instructions.

(k) Omitted Financial Statements: omitted pursuant to Form N-1A instructions.

(l) Subscription Agreement between World Trust and Strategist World Fund, Inc. dated April 16, 1996, filed electronically as Exhibit 13 to Registrant's Amendment No. 4, is incorporated by reference.

(m)       Rule 12b-1 Plan:  Not Applicable.

(n)       Rule 18f-3 Plan:  Not Applicable.

(o)       Reserved

(p)(1) Code of Ethics adopted under Rule 17j-1 for Registrant filed electronically on or about March 30, 2000 as Exhibit (p)(1) to AXP Market Advantage Series, Inc.'s Post-Effective Amendment No. 24 to Registration Statement No. 33-30770, is incorporated by reference.

(p)(2) Code of Ethics adopted under Rule 17j-1 for Registrant's investment advisor filed electronically on or about March 30, 2000 as Exhibit
          (p)(2) by AXP Market Advantage Series, Inc.'s Post-Effective Amendment No. 24 to Registration Statement No. 33-30770, is incorporated by reference.

(q)(1) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001, is filed electronically herewith as Exhibit (q)(1).

(q)(2) Officers' Power of Attorney, to sign Amendments to this Registration Statement, dated Jan. 11, 2001, is filed electronically herewith as Exhibit (q)(2).

Item 24.  Persons Controlled by or Under Common Control with Registrant

                  None.

Item 25.  Indemnification

The Declaration of Trust of the Registrant provides that the Trust shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he is or was a trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a trustee, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, and the Trust may purchase liability insurance and advance legal expenses, all to the fullest extent permitted by the laws of the State of Massachusetts, as now existing or hereafter amended.

Any indemnification hereunder shall not be exclusive of any other rights of indemnification to which the trustees, officers, employees or agents might otherwise be entitled. No indemnification shall be made in violation or the Investment Company Act of 1940.


Item 26.          Business and Other Connections of Investment Adviser (American Express Financial Corporation)

Directors and officers of American Express Financial Corporation who are directors and/or officers of one or more other companies:

Name and Title                      Other company(s)                  Address                 Title within other
                                                                                                   company(s)
-------------------------       -----------------------      -------------------------    -----------------------

Ronald G. Abrahamson            American Express Financial   70100 AXP Financial Center   Vice President - Business
Vice President - Business       Advisors Inc.                Minneapolis, MN  55474       Transformation
Transformation
                                Public Employee Payment                                   Director and Vice President
                                Company

Ruediger Adolf                  American Express Financial   70100 AXP Financial Center   Senior Vice President
Senior Vice President           Advisors Inc.                Minneapolis, MN  55474

Douglas A. Alger                American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       Human Resources
Human Resources

Gumer C. Alvero                 American Centurion Life      20 Madison Ave. Extension    Director
Vice President - Variable       Assurance Company            P.O. Box 5555
Annuities                                                    Albany, NY  12205-0555

                                American Enterprise Life     829 AXP Financial Center     Director and Chairman of the Board
                                Insurance Company            Minneapolis, MN  55474

                                American Express Financial   70100 AXP Financial Center   Vice President - Annuities
                                Advisors Inc.                Minneapolis, MN  55474

                                American Partners Life       1751 AXP Financial Center    Director, President
                                Insurance Company            Minneapolis MN  55474        and Chief Executive Officer

                                IDS Life Insurance Company   20 Madison Ave. Extension    Director and Executive Vice President -
                                                             P.O. Box 5555                Assured Assets
                                                             Albany, NY  12205-0555

                                IDS Life Insurance Company   P.O. Box 5144                Director
                                of New York                  Albany, NY  12205

                                IDS Life Series Fund, Inc.                                Director, Chairman of the Board,
                                                                                          President and Chief Executive
                                                                                          Officer

                                IDS Life Variable Annuity                                 Manager, Chairman of the Board,
                                Funds A & B                                               President and Chief Executive Officer

Ward D. Armstrong               American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       Retirement Services
Retirement Services

                                American Express Service                                  Vice President - Workplace
                                Corporation                                               Financial Services

                                American Express Trust                                    Director and Chairman of
                                Company                                                   the Board

John M. Baker                   American Express Financial   70100 AXP Financial Center   Vice President - Plan
Vice President - Plan Sponsor   Advisors Inc.                Minneapolis, MN  55474       Sponsor Services
Services

                                American Express Trust                                    Senior Vice President
                                Company

Dudley Barksdale                American Express Financial   70100 AXP Financial Center   Vice President - Service
Vice President - Service        Advisors Inc.                Minneapolis, MN  55474       Development
Development

Joseph M. Barsky III            American Express Financial   70100 AXP Financial Center   Vice President - Mutual
Vice President - Mutual Fund    Advisors Inc.                Minneapolis, MN 55474        Fund Equities
Equities


Timothy V. Bechtold             American Centurion Life      20 Madison Ave. Extension    Director and President
Vice President - Risk           Assurance Company            P.O. Box 5555
Management Products                                          Albany, NY  12205-0555

                                American Express Financial   70100 AXP Financial Center   Vice President - Risk
                                Advisors Inc.                Minneapolis, MN  55474       Management Products

                                American Express Insurance                                Director, President and Chief
                                Agency of Alabama Inc.                                    Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of Arizona Inc.                                    Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of Idaho Inc.                                      Executive Officer

                                American Express Insurance                                Director and President
                                Agency of Indiana Inc.

                                American Express Insurance                                Director, President and Chief
                                Agency of Massachusetts Inc.                              Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of Nevada Inc.                                     Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of New Mexico Inc.                                 Executive Officer

                                American Express Insurance                                Director and President
                                Agency of Oklahoma Inc.

                                American Express Insurance                                Director, President and Chief
                                Agency of Oregon Inc.                                     Executive Officer

                                American Express Insurance                                Director, President and Chief
                                Agency of Wyoming Inc.                                    Executive Officer

                                American Partners Life                                    Director and Chairman of the Board
                                Insurance Company

                                IDS Insurance Agency of                                   Director, President and Chief
                                Arkansas Inc.                                             Executive Officer

                                IDS Insurance Agency of                                   Director, President and Chief
                                Ohio Inc.                                                 Executive Officer

                                IDS Life Insurance Company   70100 AXP Financial Center   Director and President
                                                             Minneapolis, MN  55474

                                IDS Life Insurance Company   P.O. Box 5144                Director, President and Chief
                                of New York                  Albany, NY 12205             Executive Officer

                                IDS Life Series Fund, Inc.   70100 AXP Financial Center   Director
                                                             Minneapolis, MN  55474

                                IDS Life Variable Annuity    70100 AXP Financial Center   Manager
                                Funds A & B                  Minneapolis, MN  55474

Douglas W. Brewers              American Express Financial   70100 AXP Financial Center   Vice President - Sales
Vice President - Sales Support  Advisors Inc.                Minneapolis, MN  55474       Support

Kenneth I. Chenaut              American Express Company     American Express Tower       President and Chief
Director                                                     World Financial Center       Operating Officer
                                                             New York, NY  10285

Kenneth J. Ciak                 AMEX Assurance Company       70100 AXP Financial Center   Director, President and Chief
Vice President and General                                   Minneapolis, MN 55474        Executive Officer
Manager - IDS Property
Casualty

                                American Express Financial   70100 AXP Financial Center   Vice President and General
                                Advisors Inc.                Minneapolis, MN  55474       Manager - IDS Property
                                                                                          Casualty

                                American Express Property                                 Director, President and Chief
                                Casualty Insurance Agency                                 Executive Officer
                                of Kentucky Inc.

                                American Express Property                                 Director, President and Chief
                                Casualty Insurance Agency                                 Executive Officer
                                of Maryland Inc.

                                American Express Property                                 Director, President and Chief
                                Casualty Insurance Agency                                 Executive Officer
                                of Pennsylvania Inc.

                                IDS Property Casualty        1 WEG Blvd.                  Director and President
                                Insurance Company            DePere, WI 54115

Paul A. Connolly                American Express Financial   70100 AXP Financial Center   Vice President - Retail
Vice President - Retail         Advisors Inc.                Minneapolis, MN  55474       Distribution Services
Distribution Services

James M. Cracchiolo             American Express Financial   70100 AXP Financial Center   Director, Chairman, President and
Director, Chairman of           Advisors Inc.                Minneapolis, MN  55474       Chief Executive Officer
the Board, President and
Chief Executive Officer

Colleen Curran                  American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Assistant    Advisors Inc.                Minneapolis, MN  55474       Assistant General Counsel
General Counsel
                                American Express Financial                                Executive Representative
                                Advisors Japan Inc.

                                American Express Service                                  Vice President and Chief
                                Corporation                                               Legal Counsel

Luz Maria Davis                 American Express Financial   70100 AXP Financial Center   Vice President -
Vice President -                Advisors Inc.                Minneapolis, MN  55474       Communications
Communications


Robert M. Elconin               American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Government     Advisors Inc.                Minneapolis, MN  55474       Government Relations
Relations

                                IDS Life Insurance Company   70100 AXP Financial Center   Vice President
                                                             Minneapolis, MN  55474

Gordon M. Fines                 American Express Asset       70100 AXP Financial Center   Senior Vice President and
Vice President - Mutual Fund    Management Group Inc.        Minneapolis, MN 55474        Chief Investment Officer
Equity Investments

                                American Express Financial   70100 AXP Financial Center   Vice President - Mutual
                                Advisors Inc.                Minneapolis, MN  55474       Fund Equity Investments

Douglas L. Forsberg             American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - International  Advisors Inc.                Minneapolis, MN  55474       International

                                American Express Financial   70100 AXP Financial Center   Director, President and
                                Advisors Japan Inc.          Minneapolis, MN  55474       Chief Executive Officer

Peter A. Gallus                 American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Investment     Advisors Inc.                Minneapolis, MN  55474       Investment Administration
Administration
                                American Express Financial   70100 AXP Financial Center   Vice President and Chief
                                Advisors Japan Inc.          Minneapolis, MN  55474       Financial Officer

                                IDS Capital Holdings, Inc.                                Vice President and Controller

Derek M. Gledhill               American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Integrated     Advisors Inc.                Minneapolis, MN  55474       Integrated Financial
Financial Services Field                                                                  Services Field
Implementation                                                                            Implementation

David A. Hammer                 American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Marketing    Advisors Inc.                Minneapolis, MN  55474       Marketing Controller
Controller

Teresa A. Hanratty              American Express Financial   70100 AXP Financial Center   Senior Vice
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       President - Field Management
Field Management

Lorraine R. Hart                AMEX Assurance Company       70100 AXP Financial Center   Vice President -
Vice President - Insurance                                   Minneapolis, MN 55474        Investments
Investments

                                American Centurion Life      20 Madison Ave. Extension    Vice President
                                Assurance Company            P.O. Box 5555
                                                             Albany, NY  12205-0555

                                American Enterprise Life     829 AXP Financial Center     Vice President
                                Insurance Company            Minneapolis, MN  55474

                                American Express                                          Director, President and Chief
                                Corporation                                               Executive Officer


                                American Express Financial   70100 AXP Financial Center   Vice President - Insurance
                                Advisors Inc.                Minneapolis, MN  55474       Investments

                                American Partners Life       1751 AXP Financial Center    Director and Vice
                                Insurance Company            Minneapolis, MN  55474       President

                                American Express Certificate                              Vice President - Investments
                                Company

                                IDS Life Insurance Company   70100 AXP Financial Center   Vice President - Investments
                                                             Minneapolis, MN  55474

                                IDS Life Series Fund, Inc.   70100 AXP Financial Center   Vice President - Investments
                                                             Minneapolis, MN  55474

                                IDS Life Variable Annuity    70100 AXP Financial Center   Vice President - Investments
                                Funds A and B                Minneapolis, MN  55474

                                Investors Syndicate                                       Director and Vice
                                Development Corp.                                         President - Investments

                                IDS Life Insurance Company   P.O. Box 5144                Vice President
                                of New York                  Albany, NY 12205

                                IDS Property Casualty        1 WEG Blvd.                  Vice President - Investment Officer
                                Insurance Company            DePere, WI 54115

Janis K. Heaney                 American Express Financial   70100 AXP Financial Center   Vice President - Incentive
Vice President - Incentive      Advisors Inc.                Minneapolis, MN  55474       Management
Management

Brian M. Heath                  American Express Financial   70100 AXP Financial Center   Senior Vice President and
Senior Vice President           Advisors Inc.                Minneapolis, MN  55474       General Sales Manager
and General Sales Manager

Carol A. Holton                 American Centurion Life      20 Madison Ave. Extension    Director
Vice President - Third Party    Assurance Company            Albany, NY 12205-0555
Distribution
                                American Express Financial   70100 AXP Financial Center   Vice President - Third
                                Advisors Inc.                Minneapolis, MN  55474       Party Distribution


                                American Enterprise Life     829 AXP Financial Center     Director, President and
                                Insurance Company            Minneapolis, MN  55474       Chief Executive Officer

                                IDS Life Insurance Company   20 Madison Ave. Extension    Director
                                of New York                  P.O. Box 5555
                                                             Albany, NY  12205-0555

Darryl G. Horsman               American Express Trust       70100 AXP Financial Center   Director, President and Chief
Vice President - Product        Company                      Minneapolis, MN 55474        Executive Officer
Development and Technology,
American Express Retirement     American Express Asset                                    Vice President
Services                        Management International
                                Inc.


Debra A. Hutchinson             American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Relationship   Advisors Inc.                Minneapolis, MN  55474       Relationship Leader
Leader

James M. Jensen                 American Express Financial   70100 AXP Financial Center   Vice President - Advice
Vice President - Advice and     Advisors Inc.                Minneapolis, MN  55474       and Retail Distribution
Retail Distribution Group,                                                                Group, Product,
Product, Compensation and                                                                 Compensation and Field
Field Administration                                                                      Administration

Marietta L. Johns               American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       Field Management
Field Management

Nancy E. Jones                  American Express Financial   70100 AXP Financial Center   Vice President - Business
Vice President - Business       Advisors Inc.                Minneapolis, MN  55474       Development
Development

                                American Express Service                                  Vice President - Business
                                Corporation                                               Development

John C. Junek                   American Express Financial   70100 AXP Financial Center   Senior Vice President and
Senior Vice President           Advisors Inc.                Minneapolis, MN  55474       General Counsel
and General Counsel
                                American Express Financial   70100 AXP Financial Center   Vice President
                                Advisors Japan Inc.          Minneapolis, MN  55474

                                American Express Insurance                                Director and Vice President
                                Agency of Alabama Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Arizona Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Idaho Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Indiana Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Massachusetts Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Nevada Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of New Mexico Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Oklahoma Inc.

                                American Express Insurance                                Director and Vice President
                                Agency of Oregon Inc.


                                American Express Insurance                                Director and Vice President
                                Agency of Wyoming Inc.

                                American Express Property                                 Director and Vice President
                                Casualty Insurance Agency
                                of Kentucky Inc.

                                American Express Property                                 Director and Vice President
                                Casualty Insurance Agency
                                of Maryland Inc.

                                American Express Property                                 Director and Vice President
                                Casualty Insurance Agency
                                of Pennsylvania Inc.

                                IDS Insurance Agency of                                   Director and Vice President
                                Arkansas Inc.

                                IDS Insurance Agency of                                   Director and Vice President
                                Ohio Inc.

                                IDS Real Estate                                           Vice President
                                Services, Inc.

                                Investors Syndicate                                       Director
                                Development Corp.

Ora J. Kaine                    American Express Financial   70100 AXP Financial Center   Vice President - Financial
Vice President - Financial      Advisors Inc.                Minneapolis, MN  55474       Advisory Services
Advisory Services

Linda B. Keene                  American Express Financial   70100 AXP Financial Center   Vice President - Market
Vice President - Market         Advisors Inc.                Minneapolis, MN  55474       Development
Development

John M. Knight                  American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Investment     Advisors                     Minneapolis, MN  55474       Investment Accounting
Accounting

Claire Kolmodin                 American Express Financial   70100 AXP Financial Center   Vice President - Service
Vice President - Service        Advisors Inc.                Minneapolis, MN  55474       Quality
Quality

Steven C. Kumagai               American Express Financial   70100 AXP Financial Center   Director and Senior Vice
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       President-Direct and
Direct and Interactive                                                                    Interactive Group
Group
                                AMEX Assurance Company       70100 AXP Financial Center   Director
                                                             Minneapolis, MN  55474

                                IDS Property Casualty        1 WEG Blvd.                  Director
                                Insurance Company            DePere, WI 54115

Kurt A Larson                   American Express Financial   70100 AXP Financial Center   Vice President - Senior
Vice President - Senior         Advisors Inc.                Minneapolis, MN  55474       Portfolio Manager
Portfolio Manager

Lori J. Larson                  American Express Financial   70100 AXP Financial Center   Vice President - Brokerage
Vice President - Brokerage      Advisors Inc.                Minneapolis, MN  55474       and Direct Services
and Direct Services


Daniel E. Laufenberg            American Express Financial   70100 AXP Financial Center   Vice President and Chief
Vice President and Chief        Advisors Inc.                Minneapolis, MN  55474       U.S. Economist
U.S. Economist

Jane W. Lee                     American Express Financial   70100 AXP Financial Center   Vice President - New
Vice President - New Business   Advisors Inc.                Minneapolis, MN  55474       Business Development and
Development and Marketing                                                                 Marketing

Peter A. Lefferts               American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       Corporate Strategy and
Corporate Strategy and                                                                    Development
Development
                                American Express Trust                                    Director
                                Company

Fred A. Mandell                 American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Distribution   Advisors Inc.                Minneapolis, MN  55474       Distribution Channel
Channel Marketing                                                                         Marketing

Timothy J. Masek                American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Director     Advisors Inc.                Minneapolis, MN  55474       Director of Global Research
of Global Research

Paula R. Meyer                  American Express Financial   70100 AXP Financial Center   Vice President - Mutual
Vice President - Mutual Funds   Advisors Inc.                Minneapolis, MN  55474       Funds

                                American Express Certificate                              Director, President and Chief
                                Company                                                   Executive Officer

                                Investors Syndicate                                       Director, President and Chief
                                Development Corp.                                         Executive Officer

Shashank B. Modak               American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Technology     Advisors Inc.                Minneapolis, MN  55474       Technology Leader
Leader

Pamela J. Moret                 American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       Products Group
Products Group
                                American Express Trust                                    Vice President
                                Company

                                AMEX Assurance Company       70100 AXP Financial Center   Director
                                                             Minneapolis, MN  55474

                                American Express Certificate                              Director and Chairman of the Board
                                Company

                                IDS Life Insurance Company   70100 AXP Financial Center   Director, Chairman and
                                                             Minneapolis, MN  55474       Chief Executive Officer

                                IDS Property Casualty        1 WEG Blvd.                  Director
                                Insurance Company            DePere, WI 54115


Barry J. Murphy                 American Express Client      70100 AXP Financial Center   Director, Chairman, President
Executive Vice President -      Service Corporation          Minneapolis, MN 55474        and Chief Executive Officer
U.S. Retail Group
                                American Express Financial   70100 AXP Financial Center   Executive Vice President -
                                Advisors Inc.                Minneapolis, MN  55474       U.S. Retail Group

                                IDS Life Insurance Company   70100 AXP Financial Center   Director
                                                             Minneapolis, MN  55474

Mary Owens Neal                 American Express Financial   70100 AXP Financial Center   Vice President - Consumer
Vice President - Consumer       Advisors Inc.                Minneapolis, MN  55474       Marketing
Marketing

Francois B. Odouard             American Express Financial   70100 AXP Financial Center   Vice President
Vice President                  Advisors Inc.                Minneapolis, MN  55474


Michael J. O'Keefe              American Express Financial   70100 AXP Financial Center   Vice President - Advisory
Vice President - Advisory       Advisors Inc.                Minneapolis, MN  55474       Business Systems
Business Systems

James R. Palmer                 American Express                                          Director
Vice President - Taxes          Corporation

                                American Express Financial   70100 AXP Financial Center   Vice President - Taxes
                                Advisors Inc.                Minneapolis, MN  55474

                                IDS Life Insurance Company   70100 AXP Financial Center   Vice President
                                                             Minneapolis, MN  55474

Carla P. Pavone                 American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Product        Advisors Inc.                Minneapolis, MN  55474       Business Development
Business Development

Kris Petersen                   American Express Financial   70100 AXP Financial Center   Vice President -
Vice President -                Advisors Inc.                Minneapolis, MN  55474       Non-proprietary Products
Non-proprietary Products

                                IDS Cable Corporation                                     Director, President and Chief
                                                                                          Executive Officer

                                IDS Cable II Corporation                                  Director, President and Chief
                                                                                          Executive Officer

                                IDS Futures Corporation                                   Director and President

                                IDS Management Corporation                                Director, President and Chief
                                                                                          Executive Officer

                                IDS Partnership Services                                  Director, President and Chief
                                Corporation                                               Executive Officer

                                IDS Realty Corporation                                    Director, President and Chief
                                                                                          Executive Officer

Susan B. Plimpton               American Express Financial   70100 AXP Financial Center   Vice President - Marketing
Vice President - Marketing      Advisors Inc.                Minneapolis, MN  55474       Services
Services

Ronald W. Powell                American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Assistant    Advisors Inc.                Minneapolis, MN  55474       Assistant General Counsel
General Counsel

                                IDS Cable Corporation                                     Vice President and
                                                                                          Assistant Secretary

                                IDS Cable II Corporation                                  Vice President and
                                                                                          Assistant Secretary

                                IDS Management Corporation                                Vice President and
                                                                                          Assistant Secretary

                                IDS Partnership Services                                  Vice President and
                                Corporation                                               Assistant Secretary

                                IDS Realty Corporation                                    Vice President and
                                                                                          Assistant Secretary

James M. Punch                  American Express Financial   70100 AXP Financial Center   Vice President - Branded
Vice President and Project      Advisors Inc.                Minneapolis, MN  55474       Platform Project
Manager - Branded Platform
Project

Frederick C. Quirsfeld          American Express Asset       70100 AXP Financial Center   Senior Vice President and
Senior Vice President -         Management Group Inc.        Minneapolis, MN 55474        Senior Portfolio Manager
Fixed Income

                                American Express Financial   70100 AXP Financial Center   Senior Vice President -
                                Advisors Inc.                Minneapolis, MN  55474       Fixed Income

                                IDS Life Series Fund, Inc.                                Vice President, Investments

Teresa J. Rasmussen             American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Assistant    Advisors Inc.                Minneapolis, MN 55474        Assistant General Counsel
General Counsel
                                American Enterprise Life     829 AXP Financial Center     Director, Vice President, General
                                Insurance Company            Minneapolis, MN 55474        Counsel and Secretary

                                American Express Corporation                              Director, Vice President and Secretary

                                American Partners Life                                    Director, Vice President, General
                                Insurance Company                                         Counsel and Secretary

                                IDS Life Insurance Company                                Vice President and General Counsel

                                IDS Life Insurance Company                                Assistant General Counsel and
                                of New York                                               Assistant Secretary

                                IDS Life Series Fund, Inc.                                General Counsel and Assistant Secretary

                                IDS Life Variable Annuity                                 General Counsel and Assistant Secretary
                                Funds A & B

Rollyn C. Renstrom              American Express Financial   70100 AXP Financial Center   Vice President - Corporate
Vice President - Corporate      Advisors Inc.                Minneapolis, MN  55474       Planning and Analysis
Planning and Analysis

ReBecca K. Roloff               American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       Field Management and
Field Management                                                                          Financial Advisory Services
and Financial Advisory
Services

Stephen W. Roszell              Advisory Capital             70100 AXP Financial Center   Director
Senior Vice President -         Strategies Group Inc.        Minneapolis, MN 55474
Institutional
Group                           American Express Asset                                    Director, President and
                                Management Group Inc.                                     Chief Executive Officer

                                American Express Asset                                    Director
                                Management International,
                                Inc.

                                American Express Asset                                    Director
                                Management Ltd.

                                American Express Financial   70100 AXP Financial Center   Senior Vice President -
                                Advisors Inc.                Minneapolis, MN  55474       Institutional

                                American Express Trust                                    Director
                                Company

Erven A. Samsel                 American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       Field Management
Field Management
                                American Express Insurance                                Vice President
                                Agency of Alabama Inc.

                                American Express Insurance                                Vice President
                                Agency of Idaho Inc.

                                American Express Insurance                                Vice President
                                Agency of Indiana Inc.

                                American Express Insurance                                Vice President
                                Agency of Massachusetts Inc.

                                American Express Insurance                                Vice President
                                Agency of Nevada Inc.

                                American Express Insurance                                Vice President
                                Agency of New Mexico Inc.

                                American Express Insurance                                Vice President
                                Agency of Oklahoma Inc.

                                American Express Insurance                                Vice President
                                Agency of Oregon Inc.

                                American Express Insurance                                Vice President
                                Agency of Wyoming Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Kentucky Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Maryland Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Pennsylvania Inc.

                                IDS Insurance Agency of                                   Vice President
                                Arkansas Inc.

                                IDS Insurance Agency of                                   Vice President
                                Ohio Inc.

Theresa M. Sapp                 American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Relationship   Advisors Inc.                Minneapolis, MN  55474       Relationship Leader
Leader

Stuart A. Sedlacek              American Enterprise Life     829 AXP Financial Center     Executive Vice President
Director, Senior Vice           Insurance Company            Minneapolis, MN  55474
President and Chief Financial
Officer

                                American Express Financial   70100 AXP Financial Center   Senior Vice President and
                                Advisors Inc.                Minneapolis, MN  55474       Chief Financial Officer

                                American Express Trust                                    Director
                                Company

                                American Partners Life       1751 AXP Financial Center    Director and Vice President
                                Insurance Company            Minneapolis, MN  55474

                                IDS Life Insurance Company   70100 AXP Financial Center   Director and Executive Vice President
                                                             Minneapolis, MN  55474

Donald K. Shanks                AMEX Assurance Company       70100 AXP Financial Center   Senior Vice President
Vice President - Property                                    Minneapolis, MN 55474
Casualty
                                American Express Financial   70100 AXP Financial Center   Vice President - Property
                                Advisors Inc.                Minneapolis, MN  55474       Casualty

                                IDS Property Casualty        1 WEG Blvd.                  Senior Vice President
                                Insurance Company            DePere, WI 54115

Judy P. Skoglund                American Express Financial   70100 AXP Financial Center   Vice President - Quality
Vice President - Quality and    Advisors Inc.                Minneapolis, MN  55474       and Service Support
Service Support


Bridget Sperl                   American Enterprise                                       Director
Senior Vice President -         Investment Services Inc.
Client Service
                                American Express Client      70100 AXP Financial Center   Vice President
                                Service Corporation          Minneapolis, MN 55474


                                American Express Financial   70100 AXP Financial Center   Senior Vice President -
                                Advisors Inc.                Minneapolis, MN  55474       Client Service

                                IDS Life Insurance Company                                Executive Vice President -
                                                                                          Client Service

                                IDS Property Casualty                                     Director
                                Insurance Company

                                Public Employee Payment                                   Director, President and Chief
                                Company                                                   Executive Officer

Lisa A. Steffes                 American Express Financial   70100 AXP Financial Center   Vice President - Marketing
Vice President - Marketing      Advisors Inc.                Minneapolis, MN  55474       Offer Development
Offer Development

                                AMEX Assurance Company       70100 AXP Financial Center   Director
                                                             Minneapolis, MN  55474

                                IDS Property Casualty        1 WEG Blvd.                  Director
                                Insurance Company            DePere, WI 54115

James J. Strauss                American Express Financial   70100 AXP Financial Center   Vice President and General
Vice President and General      Advisors Inc.                Minneapolis, MN  55474       Auditor
Auditor

Jeffrey J. Stremcha             American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Information    Advisors Inc.                Minneapolis, MN  55474       Information Resource
Resource Management/ISD                                                                   Management/ISD

John R. Thomas                  American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       Information and Technology
Information and Technology

Keith N. Tufte                  American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Director     Advisors Inc.                Minneapolis, MN  55474       Director of Equity Research
of Equity Research

Norman Weaver Jr.               American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       Alliance Group
Alliance Group
                                American Express Insurance                                Vice President
                                Agency of Alabama Inc.

                                American Express Insurance                                Vice President
                                Agency of Arizona Inc.

                                American Express Insurance                                Vice President
                                Agency of Idaho Inc.

                                American Express Insurance                                Vice President
                                Agency of Indiana Inc.

                                American Express Insurance                                Vice President
                                Agency of Massachusetts Inc.

                                American Express Insurance                                Vice President
                                Agency of Nevada Inc.

                                American Express Insurance                                Vice President
                                Agency of New Mexico Inc.

                                American Express Insurance                                Vice President
                                Agency of Oklahoma Inc.


                                American Express Insurance                                Vice President
                                Agency of Oregon Inc.

                                American Express Insurance                                Vice President
                                Agency of Wyoming Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Kentucky Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Maryland Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Pennsylvania Inc.

                                IDS Insurance Agency of                                   Vice President
                                Arkansas Inc.

                                IDS Insurance Agency of                                   Vice President
                                Ohio Inc.

Jeffry F. Welter                American Express Financial   70100 AXP Financial Center   Vice President - Equity
Vice President - Equity and     Advisors Inc.                Minneapolis, MN  55474       and Fixed Income Trading
Fixed Income Trading

Michael D. Wolf                 American Express Asset       70100 AXP Financial Center   Executive Vice President
Vice President - Senior         Management Group Inc.        Minneapolis, MN 55474        and Senior Portfolio
Portfolio Manager                                                                         Manager

                                American Express Financial   70100 AXP Financial Center   Vice President - Senior
                                Advisors Inc.                Minneapolis, MN  55474       Portfolio Manager

Michael R. Woodward             American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55474       Field Management
Field Management
                                American Centurion Life      20 Madison Ave. Extension    Director
                                Assurance Company            Albany, NY 12205-0555

                                American Express Insurance                                Vice President
                                Agency of Alabama Inc.

                                American Express Insurance                                Vice President
                                Agency of Idaho Inc.

                                American Express Insurance                                Vice President
                                Agency of Indiana Inc.

                                American Express Insurance                                Vice President
                                Agency of Massachusetts Inc.

                                American Express Insurance                                Vice President
                                Agency of Nevada Inc.

                                American Express Insurance                                Vice President
                                Agency of New Mexico Inc.

                                American Express Insurance                                Vice President
                                Agency of Oklahoma Inc.

                                American Express Insurance                                Vice President
                                Agency of Oregon Inc.

                                American Express Insurance                                Vice President
                                Agency of Wyoming Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Kentucky Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Maryland Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Pennsylvania Inc.

                                IDS Insurance Agency of                                   Vice President
                                Arkansas Inc.

                                IDS Insurance Agency of                                   Vice President
                                Ohio Inc.

                                IDS Life Insurance Company   P.O. Box 5144                Director
                                of New York                  Albany, NY 12205

Doretta R. Wright               American Express Financial                                Vice President
Vice President                  Advisors Inc.

David L. Yowan                  American Centurion Life      20 Madison Ave. Extension    Vice President and Treasurer
Vice President and Corporate    Assurance Company            Albany, NY 12205-0555
Treasurer
                                American Enterprise                                       Vice President and
                                Investment Services                                       Treasurer

                                American Enterprise Life     829 AXP Financial Center     Vice President and
                                Insurance Company            Minneapolis, MN  55474       Treasurer

                                American Express Asset                                    Vice President and
                                Management Group Inc.                                     Treasurer

                                American Express Asset                                    Vice President and
                                Management International                                  Treasurer
                                Inc.

                                American Express                                          Vice President and
                                Certificate Company                                       Treasurer

                                American Express Client      70100 AXP Financial Center   Vice President and
                                Service Corporation          Minneapolis, MN  55474       Treasurer

                                American Express                                          Vice President and
                                Corporation                                               Treasurer

                                American Express Financial   70100 AXP Financial Center   Vice President and
                                Advisors Inc.                Minneapolis, MN  55474       Treasurer

                                American Express Financial                                Vice President and
                                Advisors Japan Inc.                                       Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Alabama Inc.                                    Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Arizona Inc.                                    Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Idaho Inc.                                      Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Indiana Inc.                                    Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Massachusetts Inc.                              Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Nevada Inc.                                     Treasurer

                                American Express Insurance                                Vice President and
                                Agency of New Mexico Inc.                                 Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Oklahoma Inc.                                   Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Oregon Inc.                                     Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Wyoming Inc.                                    Treasurer

                                American Express Personal                                 Treasurer
                                Trust Services, FSB

                                American Express Property                                 Vice President and
                                Casualty Insurance Agency                                 Treasurer
                                of Kentucky Inc.

                                American Express Property                                 Vice President and
                                Casualty Insurance Agency                                 Treasurer
                                of Maryland Inc.

                                American Express Property                                 Vice President and
                                Casualty Insurance Agency                                 Treasurer
                                of Pennsylvania Inc.

                                American Partners Life       1751 AXP Financial Center    Vice President and
                                Insurance Company            Minneapolis, MN  55474       Treasurer

                                IDS Cable Corporation                                     Director, Vice President and
                                                                                          Treasurer

                                IDS Cable II Corporation                                  Director, Vice President and
                                                                                          Treasurer

                                IDS Capital Holdings Inc.                                 Vice President, Treasurer
                                                                                          and Assistant Secretary

                                IDS Insurance Agency of                                   Vice President and
                                Arkansas Inc.                                             Treasurer

                                IDS Insurance Agency of                                   Vice President and
                                Ohio Inc.                                                 Treasurer

                                IDS Life Insurance Company   20 Madison Ave. Extension    Vice President, Treasurer
                                                             P.O. Box 5555                and Assistant Secretary
                                                             Albany, NY  12205-0555

                                IDS Life Insurance Company   P.O. Box 5144                Vice President and
                                of New York                  Albany, NY 12205             Treasurer

                                IDS Life Series Fund, Inc.   70100 AXP Financial Center   Vice President and
                                                             Minneapolis, MN  55474       Treasurer

                                IDS Life Variable Annuity    70100 AXP Financial Center   Vice President and
                                Funds A & B                  Minneapolis, MN  55474       Treasurer

                                IDS Management Corporation                                Director, Vice President
                                                                                          and Treasurer

                                IDS Partnership Services                                  Vice President and
                                Corporation                                               Treasurer

                                IDS Property Casualty        1 WEG Blvd.                  Vice President, Treasurer
                                Insurance Company            DePere, WI 54115             and Assistant Secretary

                                IDS Real Estate Services,                                 Vice President and
                                Inc.                                                      Treasurer

                                IDS Realty Corporation                                    Vice President and
                                                                                          Treasurer

                                Investors Syndicate                                       Vice President and
                                Development Corporation                                   Treasurer

                                Public Employee Payment                                   Vice President and
                                Company                                                   Treasurer


Item 27.       Principal Underwriters

               (a)  Not Applicable.
               (b)  Not Applicable.
               (c)  Not Applicable.

Item 28.       Location of Accounts and Records

               American Express Financial Corporation
               70100 AXP Financial Center
               Minneapolis, MN  55474

Item 29.       Management Services

               Not Applicable.

Item 30.       Undertakings

               Not Applicable.

                                   SIGNATURES

Pursuant to the requirement of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 21st day of December, 2001.


WORLD TRUST


By /s/   Arne H. Carlson**
   ------------------------
         Arne H. Carlson, Chief Executive Officer


By /s/   John M. Knight
   --------------------------
         John M. Knight, Treasurer


Pursuant to the requirements of the Investment Company Act of 1940, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of December, 2001.

Signatures                                           Capacity

/s/  H. Brewster Atwater, Jr.*                       Trustee
------------------------------
     H. Brewster Atwater, Jr.

/s/  Arne H. Carlson*                                Chairman of the Board
---------------------
     Arne H. Carlson

/s/  Lynne V. Cheney*                                Trustee
---------------------
     Lynne V. Cheney

_______________________                              Trustee
     David R. Hubers

/s/  Livio D. DeSimone*                              Trustee
------------------------
     Livio D. DeSimone

/s/  Ira D. Hall*                                    Trustee
-----------------
     Ira D. Hall

/s/  Heinz F. Hutter*                                Trustee
---------------------
     Heinz F. Hutter

/s/  Anne P. Jones*                                  Trustee
-------------------
     Anne P. Jones

/s/  William R. Pearce*                              Trustee
-----------------------
     William R. Pearce

/s/  Alan K. Simpson*                                Trustee
---------------------
     Alan K. Simpson

Signatures                                           Capacity


/s/  John R. Thomas*                                 Trustee
---------------------
     John R. Thomas

/s/  C. Angus Wurtele*                               Trustee
----------------------
     C. Angus Wurtele


*Signed pursuant to Trustees' Power of Attorney dated Jan. 11, 2001, filed electronically herewith as Exhibit (q)(1), by:





/s/ Leslie L. Ogg
------------------
    Leslie L. Ogg

**Signed pursuant to Officers' Power of Attorney dated Jan. 11, 2001, filed electronically herewith as Exhibit (q)(2), by:





/s/ Leslie L. Ogg
------------------
    Leslie L. Ogg